Exhibit 10.1

AMENDMENT NO. 2 TO SERIES C WARRANT AGENT AGREEMENT

THIS AMENDMENT (this “Amendment”) is made as of December 20, 2022, by and between Aditxt, Inc., a Delaware corporation (the “Company”), and VStock Transfer, LLC, as warrant agent for the Company (the “Warrant Agent”), and constitutes an amendment to that certain Series C Warrant Agent Agreement, dated as of December 1, 2021, as amended (the “Warrant Agreement”), between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Warrant Agreement.

WHEREAS, Section 7.12 of the Warrant Agreement provides that the Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders;

WHEREAS, the Company desires to amend the Warrant Agreement to reduce the Exercise Price to $12.395 per share, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant Agreement as set forth herein.

1. Amendment of Warrant Agreement. Section 3.1 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

3.1	Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $12.395 per whole share, subject to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised..

2. Miscellaneous Provisions.

2.1	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2	Applicable Law. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3	Counterparts. This Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

2.4	Effect of Headings. The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5	Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

ADITXT, INC.

By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer

VSTOCK TRANSFER, LLC

By:	/s/ Young D. Kim
	Name:	Young D. Kim
	Title:	Compliance Officer